LOAN AGREEMENT

This Agreement is dated this 3rd day of June, 1997, by and between FLEET NATIONAL BANK, a national banking association with an office at 777 Main Street Hartford, Connecticut, 06115 (the "LENDER") and ZYGO CORPORATION, P.O. Box 448, Middlefield, Connecticut 06445-0448 ("Borrower").

SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below:

      a. "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower or any other obligor of the Obligations, as the case may be (including, without limitation, any respective director or officer of the Borrower or any other obligor of the Obligations, as the case may be), and (ii) any corporation or other organization of which the Borrower owns more than fifty percent (50%) of the voting securities of such entity.

      b. "Capital Assets" means assets that in accordance with GAAP are required or permitted to be depreciated or amortized on the Borrower's balance sheet.

      c. "Capital Leases" means capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of Capital Assets.

      d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any provision shall be deemed to include a reference to any successor provision or provisions.

      e. "Current Assets" means current assets as determined in accordance with GAAP.

      f. "Current Liabilities" means current liabilities as determined in accordance with GAAP.

      g.    "Current Ratio" means Current Assets divided by Current
            Liabilities.

      h. "Date of Closing" means the date on which this Agreement and the Note are executed by Borrower.

      i.    "Debt" means the Total Liabilities of the Borrower.

      j. "Environmental Laws" means any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, guidances, policies and rules or common law (whether now existing or hereafter


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             enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over Borrower or Borrower's property and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

      k. "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

      l. "Event of Default" shall have the meaning assigned in Section 6 hereof.

      m. "GAAP" means generally accepted accounting principles in the United States of America, as from time to time in effect.

      n. "Hazardous Material" means any substance: (i) the presence of which requires or may hereafter require notification, investigation, monitoring or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "toxic substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower or of Borrower's property; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

      o. "Indebtedness" of an entity means such entity's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such entity's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by a lien on, or payable out of the proceeds or production from, property now or hereafter

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



            owned or acquired by such entity, (iv) obligations which are evidenced by bonds, debentures, notes, acceptances, or other instruments and (v) Capital Lease obligations.

      p.    "IRS" means the United States Internal Revenue Service.

      q.    "Loan" means the Loan evidenced by the Note.

      r. "Loan Documents" shall have the meaning assigned in Section 3.3 hereof

      s.    "Net Worth" means Total Assets less Total Liabilities.

      t. "Note" means promissory note of Borrower dated the same date as this Agreement in the original principal amount of $3,000,000.

      u. "Obligations" means and includes all loans, advances, interest, indebtedness, liabilities, obligations, guaranties, covenants and duties at any time owing by the Borrower to Lender of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, but not limited to, the Loan and all other indebtedness, liabilities and obligations arising under this Agreement and the other Loan Documents and all costs, expenses, fees, charges and attorneys', paralegals' and professional fees incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, the Note, any of the other Loan Documents, any related agreement, document or instrument and the rights and remedies hereunder or thereunder, and in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and any re-negotiation or restructuring of any of the Obligations.

      v.    "PBGC" shall have the meaning assigned in Section 5.21a.

      w. "Plan" means any employee benefit plan or other plan maintained for employees of Borrower or any related entity covered by Title I of ERISA.

      x.    "Property" shall have the meaning assigned in Section 5.5 hereof.

      y. "Total Assets" means total assets determined in accordance with GAAP.

      z. "Total Liabilities" means all liabilities determined in accordance with GAAP.

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SECTION 2. The Loan Transaction.

2.1. The Loan. Lender shall lend to the Borrower the sum of $3,000,000. The Borrower's obligations to repay the Loan are as contained in this Agreement and the Note, a copy of which is attached to this Agreement as SCHEDULE 2.1. The Borrower shall pay an annual line of credit fee in the amount of $7,500 which shall be payable in quarterly installments of $1,875 on the first day of January, April, July and October of each year. The Loan shall be payable upon DEMAND. There shall be no principal amount outstanding on the Loan for a period of 30 consecutive days in each fiscal year of Borrower. The Loan shall terminate on November 26, 1997.

2.2. Advances. Lender shall make advances to Borrower under the Loan in an aggregate amount not to exceed $3,000,000 provided no defaults or Events of Default exist at the time of the advance.

2.3.          Payments on the Loan.

              a. Regularly Scheduled Payments. Regularly scheduled payments on the Loan shall be made in accordance with the Note.

              b. Additional Payments. If Lender shall deem applicable to this Agreement, the Loan or the Note (including the borrowed and the unused portion thereof) any requirement of any law of the United States of America, any regulation, order, interpretation, ruling or official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable thereto or cause to be included in, any reserve, special deposit, capital adequacy, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on Lender or any entity that controls Lender any cost that is attributable to the maintenance thereof, then, and in each such event, Borrower shall promptly pay Lender, upon its demand, such amount as will compensate Lender for any such cost, which determination may be based upon Lender's reasonable allocation of the aggregate of such costs resulting from such events. In the event any such cost is a continuing cost, a fee payable to Lender may be imposed upon Borrower periodically for so long as any such cost is deemed applicable by Lender, in an amount determined by Lender to be necessary to compensate Lender for any such cost. The determination by Lender of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.


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SECTION 3. Representations, Warranties and General Covenants. In order to induce Lender to enter into this Agreement, Borrower represents, warrants and covenants the following:

3.1. Organization and Qualification. It is and will continue to be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is and will continue to be duly qualified and licensed to do business in each other state in which it is required to be so qualified and/or licensed.

3.2. Corporate Records. The Certificate of Incorporation and all amendments thereto of the Borrower have been duly filed and are in proper order. All books and records of Borrower, including but not limited to its bylaws, minute books and books of account, are accurate and up to date and will be so maintained.

3.3. Power and Authority. Borrower has the power to execute, deliver and carry out the terms of this Agreement, the Note, and all other documents evidencing, securing and guarantying the Loan (the "Loan Documents") and to incur the Obligations and each has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents.

3.4. No Legal Bar. The execution and delivery of the Loan Documents and compliance by Borrower with the terms and provisions thereof will not violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality, or any agreement or instrument to which it is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever upon or in any of its assets, except as contemplated by the Loan Documents; and no consent of any other party, and no consent, license, approval or authorization of or registration or declaration with any governmental bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of any of the Loan Documents.

3.5. Title. Borrower has good and marketable title to all of its property and assets (the "Property").

3.6. No Material Litigation. There is no material litigation or administrative proceeding of or before any governmental body which is presently pending-or, to the knowledge of Borrower, threatened against it or any of its Property.

3.7. No Default. Borrower is not in default with respect to the payment or performance of any of its Obligations or in the performance of any covenants or conditions to be performed by it pursuant to the terms and provisions of any indenture, agreement or instrument to which it is a party or by which it is bound, and Borrower has not received a notice of default thereunder.

3.8. Compliance with Laws. Borrower has complied with and will continue to comply with all applicable statutes and regulations of the United States of America, and all states, counties, municipalities and agencies of any governmental authority thereof.

3.9. Taxes. Borrower has filed or caused to be filed or obtained extensions for the filing of, and will continue to file and cause to be filed, all federal, state and local tax returns required by law to be filed, and has paid and will continue to pay all taxes shown to be due and payable on such returns or on any assessment made against it, except if being contested in good faith and adequate provision has been made therefor on Borrower's books of account. No claims are being asserted with respect to such taxes which are not reflected in the financial statements which have been furnished by Borrower to Lender.

3.10. Financial Condition. Borrower has submitted to Lender various financial statements and information as of September 30, 1996. Borrower represents that all of such financial information is true and correct; that such financial information fairly presents the financial condition and results of operations of Borrower as of the dates thereof and for the periods indicated therein; that such financial statements have been prepared in accordance with GAAP and practices consistently maintained throughout the periods involved; and that, as of the date of such financial information, there were no material unrealized or anticipated losses from any unfavorable commitments of Borrower and that there has been no material adverse change in the business or Property or in the condition, financial or otherwise, of Borrower from that set forth in such financial statements. Since the date of such financial statements there has not occurred any material adverse change in the condition, financial or otherwise, business, operations, properties or prospects of Borrower.

3.11. Accuracy of Representations. No representation, warranty or statement by Borrower contained in any Loan Document or certificate or other document furnished or to be furnished by Borrower pursuant to this Agreement or in connection with the transactions contemplated under this Agreement, contains, or at the time of delivery will contain, any untrue statement of material fact or omits or will omit to state a material fact necessary to make it not misleading.

3.12. Trade Names. Borrower operates its business under its name as set forth in this Agreement and has no other trade names.

3.13. Collective Bargaining Agreements. Borrower is not a party to any collective bargaining agreements.

3.14. Saleable Value of Assets. The fair saleable value of the assets of Borrower, after giving effect to the transactions contemplated by the Loan Documents, will not be

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              in excess of its debts (including contingent, subordinated, unmatured and unliquidated liabilities).

3.15. Sufficient Cash Flow. Borrower has, and after giving effect to the transactions contemplated by the Loan Documents will have, sufficient cash flow to continue to operate its business in the ordinary course as heretofore conducted, make the payments called for by the Loan Documents and pay all other debts, including but not limited to payments under the Note, supplier payments, pension and other employee benefit plan liabilities, business expenses and taxes, as the same shall become due.

3.16. No Hindrance. Borrower has no intent to hinder, delay or defraud any entity to which it is or will become indebted.

3.17. Ability to Pay Debts. Borrower, after giving effect to the transactions contemplated by the Loan Documents, does not intend to incur nor does it believe that it will incur debts beyond its ability to pay as they become due.

3.18. Ownership of Property. Borrower does not have in its possession any personal property of which it is not the actual owner, except as described on SCHEDULE 3.19.

3.19. Subsidiaries and Affiliates. Borrower has no subsidiaries or affiliates except as described on SCHEDULE 3.20 attached hereto.

3.20.        Pension Plans.

             a. No event, including but not limited to any "reportable event", as that term is defined in Section 4043 of ERISA exists in connection with any of its Plans and any entities related to it under Section 414(b,), (c), (m),
                  (n) or (o) of the Code has occurred which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty Corporation (the "PBGC"), or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. A list of all of its Plans are attached hereto on SCHEDULE 3.21a;

             b. No "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code exists or will exist upon the execution and delivery of this Agreement and the other Loan Documents, or the performance by the Borrower of its duties and obligations hereunder and thereunder;

             c. It has no unfunded liability in contravention of ERISA and the Code;

             d. Each of the Plans complies currently, and has complied in the past, both as to form and operation, with its terms and with the provisions of the Code and ERISA, and all applicable regulations thereunder and all applicable rules issued by the Internal Revenue Service, U.S. Department of Labor and the PBGC and as such, is and remains a "qualified" plan under the Code;

             e. No actions, suits or claims are pending (other than routine claims for benefits) against any Plan or the assets of any Plan;

             f. It has performed all obligations required to be performed by it under any Plan set forth in SCHEDULE 3.21a and it is not in default or in violation of any Plan, and has no knowledge of any such default or violation by any other party to any such Plans;

             g. It has incurred no liability to the PBGC or to participants or beneficiaries on account of any termination of a Plan subject to Title IV of ERISA, no notice of intent to terminate a Plan has been filed by (or on behalf of) it pursuant to Section 4041 of ERISA and no proceeding has been commenced by the PBGC pursuant to Section 4042 of ERISA;

             h. It is not subject to any reporting or disclosure provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 with respect to any Plan

3.21. Environmental Matters. Except as described on SCHEDULE 3.22 attached hereto:

            a. It has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. It is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is, to the best of its knowledge, also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

            b. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by it to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including without limitation, Environmental Laws relating to the


                                       -8-

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                   generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

            c. There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the property or properties owned by it, and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which it would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

SECTION 4. Affirmative Covenants. Borrower covenants and agrees that, so long as any of the Obligations shall remain outstanding, it will perform and observe each and all of the covenants and agreements herein set forth.

4.1. Payments Under this Agreement and the other Loan Documents. It will make punctual payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements contained on its part to be paid, kept or performed hereunder, and will be bound in all respects as debtor under this Agreement and the other Loan Documents.

4.2. Information Access to Books, and Inspection. It will furnish to Lender such information regarding its business affairs and financial condition as Lender may reasonably request and give any representative of Lender access during normal business hours to, and permit him/her to examine and copy, and make extracts from, any and all books, records and documents in its possession relating to its affairs and to inspect any of the Property.

4.3. Payment of Liabilities. It will pay and discharge at or before their maturity all taxes, assessments, rents, claims, debts and charges, except where the same may be contested in good faith and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

4.4. Existence, Properties, Insurance. It will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership existence, as the case may be, its rights and franchises, and will comply with all laws applicable thereto; and will at all times maintain, preserve and protect all franchises, patents, and trade names and will preserve all of the remainder of its Property used or useful in the conduct of its business and will keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time will reasonably make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any Property is held or may be held, so that the

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             business carried on in connection therewith may be continuously conducted. Borrower will have and maintain insurance at all times with respect to all Property against risks of fire (including so-called extended coverage), theft and such risks as Lender may reasonably require containing such terms, in such form, and for such periods, and written by such companies as may reasonably be satisfactory to Lender, such insurance to be payable to Lender and Borrower as their interests may appear; each policy of insurance shall have a loss payee endorsement providing:

            a. That, if the policy is cancelled at any time by the insurance carrier, in such case the policy shall continue in force for the benefit of Lender for not less than thirty (30) days after written notice of cancellation to Lender from the insurance carrier; and

            b. That the policy will not be reduced or cancelled at the request of the insured nor will said loss payee endorsement be amended or deleted without thirty (30) days' prior written notice to Lender from the insurance carrier.

             Borrower will furnish Lender with certificates or other evidence satisfactory to Lender of compliance with the foregoing insurance provisions. Borrower will also at all times maintain necessary workers' compensation insurance and such other insurance as may be required by law or as may be reasonably required in writing by Lender.

4.5.        Notices. It will promptly give notice in writing to Lender of:

            (a) the occurrence of any event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default under this Agreement or any of the other Loan Documents;
            (b) the occurrence of any material adverse change in its business, properties or its condition or operations, financial or otherwise, setting forth a description of such material adverse change; and (c) any court or governmental orders, notices, claims, investigations, litigation and proceedings received by it in which the aggregate amount involved is $250,000 or more and not covered by insurance, and of any material dispute which may exist between it and any governmental regulatory body or any other party.

4.6. Financial Statements; Notice of Default. The Borrower shall deliver or cause to be delivered to Lender

            a. as soon as available and in any event within forty-five (45) days after the end of each of its first, second and third fiscal quarters, a balance sheet of the Borrower as of the close of each such fiscal quarter and statements of income and retained earnings for that portion of the fiscal year-to-date then ended, which shall be prepared in conformity with GAAP, applied on a basis consistent with that of the preceding period, and which shall be certified by the president or Chief Financial
                  Officer of the Borrower as being accurate and fairly presenting the financial condition of the Borrower.

            b. as soon as available and in any event within ninety (90) days after the close of each fiscal year of the Borrower, audited financial statements including a balance sheet as of the close of such fiscal year and statements of income and retained earnings and source and application of funds for the year then ended, all on a comparative basis with corresponding statements for the preceding fiscal year and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year, and accompanied by an unqualified opinion of such accountants and a written statement from such accountants stating that they have reviewed such financial statements and the financial covenants set forth herein and have found no evidence of an Event of Default having occurred or of an event which with passage of time and/or giving of notice would constitute an Event of Default having occurred.

            c. together with the statements referred to in sub-paragraphs (i) and (ii) above, a written statement from the President or Chief Financial Officer of the Borrower certifying that there exists no Event of Default by Borrower in the performance of any obligations to Lender under the Loan Documents.

            d. from time to time, promptly upon Lender's written request, such other information about the financial condition and operations of Borrower as Lender may reasonably request.

            e. promptly on becoming aware of any Event of Default, or any event but for the giving of notice or the passage of time would constitute an Event of Default, notice thereof, in writing.

4.7. Pension Plans. It shall do all acts, including, but not limited to, making all contributions necessary to maintain compliance with ERISA and the Code, and agrees not to terminate any such Plan in a manner or do or fail to do any act which could result in the imposition of a lien on any of its properties pursuant to Section 4068 of ERISA;

4.8.        Reports. Borrower shall deliver to Lender:

            a. as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, a report, in form satisfactory to Lender, setting forth the calculations of, and information as to compliance


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

                 with, the financial covenants of the Borrower contained in
                 SECTION 5.8 of this Agreement, certified by the President or Chief Financial Officer of the Borrower to be complete and correct;

            b. as soon as available and in any event within a reasonable time after the close of each fiscal year of Borrower, copies of the portions of any and all auditors' letters, if any, to Borrower regarding any material changes in the accounting practices and control procedures used by Borrower;

SECTION 5. Negative Covenants. So long as any Obligations remain outstanding and unpaid, Borrower covenants and agrees that it will not without the express written consent of Lender:

5.1. Limitation on Liens. Incur or permit to exist any liens, mortgages, security interests, pledges, charges or other encumbrances against any of its property or assets, whether now owned or hereafter acquired (including, without limitation, any lien or encumbrance relating to any response, removal or clean-up of any toxic substances or hazardous wastes) which in the aggregate exceed $250,000, except: (a) liens, mortgages, security interests, charges or other encumbrances in favor of Lender or specifically permitted in writing by Lender; (b) pledges or deposits in connection with or to secure workers' compensation or unemployment insurance; and (c) tax liens which are being contested in good faith with the prior written consent of Lender and against which, if requested by Lender, Borrower shall maintain reserves in amounts and in form (book, cash, bond or otherwise) satisfactory to Lender.

5.2. Covenant to Secure Equally and Ratably. Permit any other indebtedness incurred before or after the date hereof to be secured by any asset of Borrower without Lender's prior written consent, except liens securing indebtedness to any seller incurred in connection with the purchase of personal property for the business of such Borrower which is secured only by the property so financed.

5.3.        Financial Covenants. Unless Lender otherwise consents in writing:

            a. Current Ratio. Borrower shall not permit its Current Ratio to be less than 1.00 to 1.00 at any time.

            b. Ratio of Total Liabilities to Net Worth. Borrower shall not permit the ratio of its Total Liabilities to Net Worth to exceed .75 to 1.0 at any time.

            c. Net Worth. Borrower shall not permit its Net Worth to be less than $25,000,000 at any time.

            d. The financial covenants contained above shall be calculated in accordance with generally accepted accounting standards.

SECTION 6. Default.

6.1. The occurrence of any of the following events will constitute an Event of Default under this Agreement:

            a. The failure to pay any installment of principal and/or interest due under the Loan or any fee when due and payable.

            b. The failure to pay taxes, if any, due on any indebtedness under the Loan or any tax or assessment upon any collateral securing the Obligations, on or before the same shall become due and payable.

            c. The failure by Borrower to observe or perform any other covenant contained in this Agreement or in any of the other Loan Documents.

            d. The occurrence of an Event of Default under any of the other Loan Documents.

            e. The filing by or against Borrower of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of Borrower as a bankrupt (and if such filing is involuntary, the failure to have same dismissed within sixty (60) days from the date of filing), or the making of an assignment for the benefit of creditors, or the appointment of a receiver for any part of Borrower's properties or the admission in writing by Borrower of its inability to pay its debts as they become due.

            f. The breach in any material respect of any warranty or the untruth or inaccuracy in any material respect of any representation of Borrower contained in the Loan Documents or made or deemed made in connection with the making of the Loan hereunder.

            g. The occurrence of a default beyond any applicable grace period under or demand for the payment of any other note or obligation of Borrower.

            h. The failure by Borrower to make payment on any obligation for borrowed money or for the deferred purchase price of property or services due to any party other than Lender, beyond any grace period provided with respect thereto, or upon demand, or the failure to perform any other term, condition, or covenant contained in any agreement under which any such obligation is created, the effect of which default is to cause such obligation to become due and payable prior to its date of maturity.

              i.    The dissolution or termination of existence of Borrower.

              j. The passage or enforcement of any federal, state, or local law or the rendition of a final decision of any court (other than a law or decision with respect to a tax upon the general revenues of Lender) in any way directly changing or affecting the Loan or lessening the net income thereon in a fashion which is not corrected or reimbursed by Borrower.

              k. The passage or enforcement of any federal, state, or local law or the rendition of a final decision of any court in any way impairing Lender's ability to charge and collect the interest stated in the Note, including without limitation, the ability to vary the interest payable under the Note in accordance with its terms.

              l. A judgment or judgments for the payment of money aggregating more than $250,000 or more shall be rendered against Borrower and any such judgment shall remain unsatisfied and in effect for a period of thirty (30) consecutive days without a stay of execution.

              m. The occurrence of a material adverse change in any business, properties or the condition or operations, financial or otherwise, of Borrower.

6.2. Acceleration. Upon the happening of any Event of Default specified above, at Lender's option, the entire unpaid balance owed under the Loan, the Note and the Loan Documents and under any other note or other documents evidencing the same, plus any other sums owed hereunder, shall, at Lender's option, become and shall thereafter be immediately due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by Borrower. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Upon the occurrence of any Event of Default, without in any way affecting Lender's other rights and remedies, or after maturity or judgment, the interest rate applicable to the Loan shall automatically change without notice to a floating rate per annum equal to two percentage points (2%) above the otherwise then applicable rate.

6.3. Rights of Lender. In the event of the occurrence of an Event of Default (a) Lender will have the right to enforce all of its rights under the Loan Documents and (b) Lender shall have, in addition to all other rights provided herein, the rights and remedies provided by law and (c) Lender shall make no further advances under the Note. Failure by Lender to exercise any right, remedy or option under this

              Agreement or any of the other Loan Documents or in any other agreement between Borrower and Lender, or delay by Lender in exercising the same will not operate as a waiver by Lender. Neither Lender nor any party acting as Lender's attorney pursuant to this Agreement shall be liable for any error of judgment or mistake of fact or law. Lender's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have.

SECTION 7. Miscellaneous.

7.1. Indemnification. In consideration of Lender's execution and delivery of this Agreement and Lender's making of the Loan hereunder and in addition to all other obligations of Borrower under this Agreement, Borrower hereby agree to defend, protect, indemnify and hold harmless Lender, its successors, assigns, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitee") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to any action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnifiable Liabilities") incurred by the Indemnitee or any of them as a result of; or arising out of, or relating to (i) the execution, delivery, performance or enforcement of this Agreement and the other Loan Documents and any instrument, document or agreement executed pursuant hereto to any of the Indemnitee; (ii) Lender's status as lender to, or creditor of, Borrower; (iii) the operation of Borrower's business from and after the date hereof; or (iv) the enforcement of Lender's rights under the Loan Documents and/or the collection of the Obligations, provided that Borrower shall not be required to indemnify Indemnitee for any Indemnifiable Liabilities resulting from the gross negligence or willful misconduct of Lender or any of the other Indemnities in the collection of the Loan and in the liquidation of the collateral thereafter. To the extent that the foregoing undertaking by Borrower may be unenforceable for any reason, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnifiable Liabilities which is permissible under applicable law.

7.2. Setoff. In addition to and not in limitation of the above, with respect to any deposits or Property of Borrower in Lender's possession or control, now or in the future, Lender shall have the right, following the occurrence of an Event of Default, to setoff all or any portion thereof; at any time, against any Obligations hereunder, even though unmatured, without prior notice or demand to Borrower.

7.3. WAIVER OF RIGHT TO PREJUDGMENT REMEDY NOTICE AND HEARING. BORROWER ACKNOWLEDGES THAT LENDER MAY HAVE RIGHTS AGAINST IT, NOW OR IN
              THE FUTURE, IN ITS CAPACITY AS CREDITOR OR IN ANY OTHER CAPACITY. SUCH RIGHTS MAY INCLUDE THE RIGHT TO DEPRIVE BORROWER OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF BORROWER'S PROPERTY; AND IN THE EVENT LENDER DEEMS IT NECESSARY TO EXERCISE ANY OF SUCH RIGHTS PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST BORROWER, OR OTHERWISE, BORROWER MAY BE ENTITLED TO NOTICE AND/OR HEARING UNDER THE CONSTITUTION OF THE UNITED STATES AND/OR STATE OF CONNECTICUT, CONNECTICUT STATUTES (TO DETERMINE WHETHER OR NOT LENDER HAS PROBABLE CAUSE TO SUSTAIN THE VALIDITY OF LENDER'S CLAIM), OR THE RIGHT TO NOTICE AND/OR HEARING UNDER OTHER APPLICABLE STATE OR FEDERAL LAWS PERTAINING TO PREJUDGMENT REMEDIES, PRIOR TO THE EXERCISE BY LENDER OF ANY SUCH RIGHTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER EXPRESSLY WAIVES ANY SUCH RIGHT TO PREJUDGMENT REMEDY NOTICE OR HEARING TO WHICH BORROWER MAY BE ENTITLED. THIS SHALL BE A CONTINUING WAIVER AND REMAIN IN FULL FORCE AND EFFECT SO LONG AS BORROWER ARE OBLIGATED TO LENDER.

7.4. Waiver of Trial by Jury. Borrower hereby waives trial by jury in any court and in any suit, action, or proceeding on any matter arising in connection with, or in any way related to, this Agreement or the other Loan Documents and/or the enforcement of the Lender's rights and remedies hereunder or thereunder, including, without limitation, tort claims.

7.5. Additional Waivers. Borrower unconditionally waives to the fullest extent permitted by law (a) any requirement of diligence, (b))all defenses which may now or hereafter exist by virtue of any statute of limitations, stay, valuation, moratorium or similar law, except the sole defense of payment, (c) any and all claims and counterclaims for consequential and/or special damages, and (d) all demands upon Borrower and all other formalities the omission of any of which, or delay in the performance of which, might, but for the provisions of this section, by rule of law or otherwise, constitute grounds for relieving or discharging the Borrower in whole or in part from any of the Obligations, it being the intention of the Borrower that its Obligations shall not be discharged, except by performance and then only to the extent of such performance.

7.6. Waivers Made Knowingly. Borrower acknowledges that it makes all waivers contained in this Agreement and the other Loan Documents knowingly, voluntarily, without duress and only after consideration of the ramifications of these waivers with its attorneys. Borrower further acknowledge that Lender has not agreed with or represented to it that the provisions of these waivers will not be fully enforced in all instances.

7.7. Consent to Jurisdiction. Borrower agree to submit to jurisdiction in the State of Connecticut in any action or proceeding arising out of this Agreement or any of the other Loan Documents, and in furtherance of such agreement, Borrower hereby agrees and consents that without limiting other methods of obtaining jurisdiction, jurisdiction over the Borrower in any action or proceeding may be obtained within or without the jurisdiction of any court located in the State of Connecticut and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Borrower by registered or certified mail to the last known address of the Borrower, whether such address is within or without the jurisdiction of any such court.

7.8. No Waiver. No course of dealing between Borrower and Lender and no failure to exercise or delay in exercising on the part of Lender any right, power or privilege under the terms of this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further privilege. The rights and remedies provided herein or in any other agreement are cumulative and not exclusive or in derogation of any rights or remedies provided in and thereof, by law or otherwise.

7.9. Cross-Default. Borrower acknowledge and agree that a default under any one of the Loan Documents shall constitute a default under each of the other Loan Documents.

7.10. Survival of Agreements. All agreements, representations and warranties made herein, in any agreement and in any statements, notices, invoices, certificates, schedules, documents or other instruments delivered to Lender in connection with this Agreement or any other agreement shall survive the making of the Loan and advances hereunder.

7.11. Further Documents. Borrower agrees that, at any time or from time to time upon written request of Lender, it will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to fully effect the purposes of this Agreement and the other Loan Documents.

7.12. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement of the parties and may not be amended orally and shall be construed and interpreted in accordance with the laws of the State of Connecticut, including its conflict of laws principles.

7.13. Successors. All rights of Lender hereunder shall inure to the benefit of its successors and assigns, and all Obligations of Borrower shall bind its successors and assigns.

7.14. Payments. The acceptance of any check, draft or money order tendered in full or partial payment of any Obligation hereunder is conditioned upon and subject to the receipt of final payment in cash.

7.15. Schedules. All schedules referred to herein and annexed hereto are hereby incorporated into this Agreement and made a part hereof.

7.16. Acknowledgment of Copy, Use of Proceeds. Borrower acknowledges receipt of copies of the Note and attests, represents and warrants to Lender that advances made under the Loan are to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System.

7.17. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

7.18. Notices. Any written notice required or permitted by this Agreement may be delivered by depositing it in the U.S. mail, postage prepaid, or by telegraph, charges prepaid, or facsimile addressed to Borrower or Lender at the addresses set forth at the beginning of this Agreement. If any notice is sent to Lender pursuant to this paragraph, it should be sent to the attention of:
              Robert Shettle.

7.19. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

7.20 Commitment Fee. Borrower agrees to pay to Lender a commitment fee payable on a quarterly basis equal to .25% of the amount of the Loan.

In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.


WITNESS:

---------------------------            FLEET NATIONAL BANK

/s/ IRENE FRANKLIN                     By: /s/ MATT HUMMELL
---------------------------                -----------------------------
                                       Title: Vice President



/s/ MICHAEL E. BIELEWICZ               ZYGO CORPORATION
---------------------------

                                       By: /s/ MARK J. BONNEY
                                           -----------------------------
                                           Title: Vice President
---------------------------


STATE OF CONNECTICUT )
                     )ss.:
COUNTY OF HARTFORD   )

The foregoing instrument was acknowledged before me this 4th day of June, 1997, by Irene Franklin, a employee of FLEET NATIONAL BANK, a national banking association, on behalf of the Lender.

                                       /s/  IRENE FRANKLIN
                                       ----------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires: January 31, 2000


STATE OF CONNECTICUT )
                     )ss.:
COUNTY OF HARTFORD   )

The foregoing instrument was acknowledged before me this 3rd day of June, 1997, by Mark B. Bonney, Vice President of ZYGO
CORPORATION, a Delaware corporation, on behalf of the corporation.

                                       /s/  JOYCE A. GOLDBERG
                                       ----------------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires: December 31, 2001

                                PROMISSORY NOTE
                                ---------------

$3,000,000.00                                             Hartford, Connecticut
                                                          June 4, 1997

FOR VALUE RECEIVED, the undersigned, ZYGO CORPORATION, a Delaware corporation located at Laurel Brook Road, Box 448, Middlefield, Connecticut 06455-0448 (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK, a national banking association, (the "Lender"), at its office at 777 Main Street Hartford, Connecticut 06115 or at such other place as the holder hereof may designate, ON DEMAND the principal amount advanced hereunder and remaining unpaid, up to a maximum amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) (the "Principal Amount") in lawful money of the United States, together with interest on the Principal Amount, beginning on the date hereof, before and after maturity or judgment, at a per annum rate determined as provided below.

     1. Interest Rate: Each advance under this Note (each a "Loan Advance") shall bear interest at a per annum rate equal to either (a) a floating rate equal to Lender's Prime Rate (as hereinafter defined) or (b) a fixed rate equal to sixty (60) basis points above the LIBOR Rate (as determined for each Interest Period applicable thereto) for available Interest Periods of thirty (30), sixty
(60) or ninety (90) days. The Borrower shall elect either option (a) or (b) as provided below.

     2. Requests for Advances: Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) by telephone, facsimile or in writing, of the desired borrowing. Such notice (the "Notice of Borrowing") shall specify the date of the proposed borrowing, the amount requested, whether the advance shall be a Prime Rate Loan or a LIBOR Rate Loan, and, if a LIBOR Rate Loan, the duration of the initial available Interest Period. Each Notice of Borrowing for advances which are Prime Rate Loans must be received by Lender no later than 11:00 a.m., Hartford, Connecticut time on the day such borrowing is requested, and each Notice of Borrowing for advances which are LIBOR Rate Loans must be received by Lender no later than 10:00 a.m., Hartford, Connecticut time at least three (3) Business Days' prior to the day such borrowing is requested. Any Notice of Borrowing that is not in writing shall be followed by a written confirmation by the Borrower, provided that if such written confirmation differs in any respect from the action taken by Lender, the records of Lender shall control, absent manifest error. Lender shall enter each Loan Advance as a debit on a loan account maintained by Borrower with Lender (the "Loan Account"). Lender may also record in the Loan Account, in accordance with customary banking procedures, all fees, accrued and unpaid interest, late fees, usual and customary bank charges for the maintenance and administration of accounts maintained by Borrower and other fees and charges which are properly chargeable to Borrower in connection with the Loan Advances and all payments, subject to collection, made by Borrower on account of or to Lender. Borrower may repay and reborrow advances that are made under this Note, subject, however, to the prepayment terms contained below. Borrower shall not have more than three (3) LIBOR Rate Loans outstanding at any one time. Borrower's right to request advances under this Note shall terminate on the Termination Date. Advances that are LIBOR Rate Loans shall be in the minimum amount of $l00,000 each.

     3. Election and Continuation of Interest Periods. Any Prime Rate Loan shall continue as a Prime Rate Loan until the Borrower elects to convert it to a LIBOR Rate Loan as provided below. Any LIBOR Rate Loan may be continued as such upon the expiration of the then current Interest Period by the Borrower giving irrevocable written notice to Lender of the duration of the next available Interest Period to be applicable to any such LIBOR Rate Loan not less than three
(3) Business Days prior to the last Business Day of the then current Interest Period with respect to such LIBOR Rate Loan, provided that no LIBOR Rate Loan may be continued as such: (i) at a time when any Event of Default (or event or condition which would constitute an Event of Default but for the giving of notice or passage of time or both) has occurred and is continuing and (ii) after the date that is thirty (30) days prior to the Termination Date. Unless Borrower elects to convert to a different interest rate as provided below, if a LIBOR Rate Loan is not continued as a LIBOR Rate Loan, all as provided above, then any such loan shall automatically be converted to a Prime Rate Loan on the last day of the then expiring Interest Period.

     4. Conversion of Loans to a Different Interest Rate. The Borrower may elect from time to time to convert (a) a LIBOR Rate Loan to a Prime Rate Loan or (b) a Prime Rate Loan to a LIBOR Rate Loan as provided in this section. Borrower shall exercise such election by giving the Lender not less than three (3) Business Days prior irrevocable written notice of such election; provided that any such conversion of a LIBOR Rate Loan to a Prime Rate Loan shall only be made on the last Business Day of the then current Interest Period with respect thereto. Any such notice of conversion to a LIBOR Rate Loan shall specify the length of the available Interest Period applicable thereto.

     5. Payments of Interest. Interest on this Note shall be calculated on the basis of a 360 day year and the actual number of days elapsed. Monthly payments of interest shall be due and payable in arrears on the first day of each month immediately following each and every month in which a Prime Rate Loan is outstanding and on the last day of each Interest Period for each and every LIBOR Rate Loan until this Note is paid in full.

     6. Payments of Principal. If not sooner paid, the aggregate outstanding Principal Amount of this Note, together with all accrued and unpaid interest thereon and any other fees or charges then due, shall be due and payable on demand of the Lender but if not so demanded, all such amounts shall be due and payable on the Termination Date.

     7. Definitions. As used in this Note and not defined elsewhere in this Note, the following terms shall have the following meanings:

          a. "Business Day" means any day other than a day on which commercial banks in Hartford, Connecticut are required or permitted by law to close.

          b. "Interest Period" means with respect to advances bearing interest at the LIBOR Rate, an available period of thirty (30), sixty (60) or ninety
     (90) days, provided that:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (3) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

          c. "LIBOR Rate" means, with respect to any LIBOR Rate Loan for each applicable Interest Period, the rate per annum determined by the Lender to be equal to the quotient of (a) the London Interbank Offered Rate for such LIBOR Rate Loan for such Interest Period, divided by (b) one (1) minus the Reserve Percentage for such Interest Period, expressed as follows:

          LIBOR Rate = London Interbank Offered Rate
                       -----------------------------
                         1 - Reserve Percentage

          d. "LIBOR Rate Loan" means an advance that bears interest at a rate equal to the LIBOR Rate plus sixty (60) basis points.

          e. "London Interbank Offered Rate" means, with respect to any applicable Interest Period for a LIBOR Rate Loan, the rate per annum at which the Eurodollar office of the Lender is offered, in the London interbank Dollar deposits market, at or about 11:00 a.m. London time, two
     (2) business days prior to the first day of such Interest Period, Dollar deposits, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Rate Loan which shall be made by the Lender and outstanding during such Interest Period.

          f. "Prime Rate" means the rate of interest announced from time to time by Lender at its office in Hartford, Connecticut as its prime rate. Such Prime Rate may not be the lowest or best rate that is made available by Lender to its commercial borrowers.

          g. "Prime Rate Loan" means an advance that bears interest at a rate equal to Lender's Prime Rate. The interest rate on each Prime Rate Loan shall change, without notice to Borrower, each time that Lender's Prime Rate changes so that the rate of interest on a Prime Rate Loan is at all times equal to Lender's Prime Rate.

          h. "Reserve Percentage" means the maximum marginal percentage as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for Lender in respect of eurodollar deposits having a maturity equal to the

Interest Period as the Borrower may elect pursuant to the terms of this Note. With respect to the LIBOR Rate, any change in the interest rate because of a change in the Reserve Percentage shall become effective, without notice or demand, on the date on which such change in the Reserve Percentage becomes effective.

          i. "Termination Date" means November 26, 1997.

     8. Illegality. Notwithstanding any other provisions hereof, if any applicable law or governmental regulation, guideline, order or directive, or any change therein or in the interpretation or application thereof by any governmental authority charged with the interpretation or the administration thereof (whether or not having the force of law) shall make it unlawful for the Lender to make or maintain LIBOR Rate Loans as contemplated by this Note: (i) the obligation of the Lender to continue LIBOR Rate Loans shall forthwith be cancelled, and (ii) such amounts then outstanding shall be automatically converted, without notice, to Prime Rate Loans on the last day of the then current Interest Period or within such earlier time as required by law. If any such conversion of LIBOR Rate Loans is made on a day that is not the last Business Day of the then current Interest Period applicable thereto, Borrower shall pay the Lender such amount or amounts required pursuant to Section 13 below.

     9. Basis for Determining LIBOR Inadequate or Unfair. In the event that the Lender shall have determined (which determination, absent manifest error, shall be conclusive and binding upon Borrower) that (i) by reason of circumstances affecting the Interbank LIBOR market, adequate and reasonable means do not exist for determining the LIBOR Rate, or (ii) Dollar deposits in the relevant amount and for the relevant maturity are no longer available to the Lender in the Interbank LIBOR market, or (iii) the continuation of LIBOR Rate Loans has been made impractical or unlawful by the occurrence of a contingency that materially and adversely affects the Interbank LIBOR market, or (iv) the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of maintaining LIBOR Rate Loans, or (v) the LIBOR Rate shall no longer represent the effective cost to the Lender of U.S. Dollar deposits in the relevant market for deposits in which it regularly participates, the Lender shall give the Borrower notice of such determination as soon as practicable. If such notice is given all LIBOR Rate Loans shall be automatically converted, without notice, to Prime Rate Loans effective on the last Business Day of the then current Interest Period applicable thereto. Until such notice has been withdrawn, the LIBOR Rate shall not be continued.

     10. Costs and Expenses. The Borrower shall pay all taxes levied or assessed on this Note or the debt evidenced hereby against the Lender, together with all costs, expenses and attorneys' and other professional fees incurred in any action to collect and/or enforce this Note or to enforce the Loan Agreement between Borrower and Lender dated the same date as this Note (the "Loan Agreement") or any other agreement relating to this Note or the Loan Agreement or any other agreement or in any litigation or controversy arising from or connected with the Loan Agreement or any other agreement, or this Note.

     11. Increased Costs. In the event that applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

          a. subject the Lender to any tax of any kind whatsoever (except taxes on the overall net income of the Lender) with respect to the Loan Agreement, this Note or any of the loans made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for changes in the rate of tax on the overall net income of the Lender);

          b. impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

          c. in the opinion of the Lender, cause this Note, any loan made under this Note or under the Loan Agreement to be included in any calculations used in the computation of regulatory capital standards; or

          d. impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount that the Lender deems to be material, of making, converting into, continuing and/or maintaining the loans made pursuant to this Note (the "Loans") or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of such Loans, then, in any case, the Borrower shall promptly pay the Lender, upon its demand, such additional amounts necessary to compensate the Lender for such additional costs or such reduction in payment, as the case may be (collectively the "Additional Costs"). The Lender shall certify the amount of such Additional Costs to the Borrower, and such certification, absent manifest error, shall be deemed conclusive.

     12. Capital Adequacy Protection. If, after the date hereof, the Lender shall have determined that the adoption of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, so long as the Lender believes in good faith that such has the force of law or that the failure to so comply would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any of the Lender's capital as a consequence of the Lender's obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance

(taking into consideration the Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by the Lender in its judgment to be material, then, promptly upon demand, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such additional amounts as shall be sufficient to compensate the Lender for such reduced return, together with interest on each such amount from the date of such specification by the Lender until payment in full thereof at the highest rate of interest (other than the default rate of interest) due on the Loans. A certificate of the Lender setting forth the amount to be paid to the Lender shall, in the absence of manifest error, be deemed conclusive. In determining such amount, the Lender shall use any reasonable averaging and attribution methods. The Borrower may, however, avoid paying such amounts for future rate of return reductions if, within the maximum borrowings permitted herein, the Borrower borrows such amounts as will cause the Lender to avoid any such future rate of return reductions which would otherwise be caused by such changed capital adequacy requirements or the Borrower agrees to a reduction in the Loans to achieve the same result.

     13. Indemnity. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss (including any of the additional costs referred to above and any lost profits) or expense that it may sustain or incur as a consequence of (i) a default by the Borrower in the payment of the principal of or interest due on this Note, or (ii) the making of a prepayment of the Principal Amount bearing interest at the LIBOR Rate on a day which is not the last day of the then current Interest Period applicable thereto, including, but not limited to, in each case any such loss or expense arising from the reemployment of funds obtained by it or from fees, interest or other amounts payable to terminate the deposits from which such funds were obtained. The Lender shall prepare a certificate as to any additional amounts payable to it pursuant to this Section 13, which certificate shall be submitted by the Lender to the Borrower and shall, absent manifest error, be deemed conclusive.

     14. Lawful Interest. Notwithstanding any provisions of this Note, it is the understanding and agreement of the Borrower and Lender that the maximum rate of interest to be paid by the Borrower to the Lender shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as the Lender to a commercial borrower such as the Borrower under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

     15. Late Charge. Without limiting the Lender's rights and remedies with respect to the Event of Default that will have occurred, the Borrower hereby agrees to pay a "late charge" equal to five percent (5%) of any installment of interest or other amount due to the Lender which is not paid within fifteen (15) days of the due date and is not due to the Lender's failure to debit Borrower's account on a timely basis. Thereof to defray the extra expense involved in handling such delinquent payment.

     16. Prepayments.

          a. The Borrower may, at its option and upon two (2) Business Days' prior written notice (which notice shall be irrevocable), prepay the Principal Amount of a LIBOR Rate Loan or a Prime Rate Loan on the following conditions: (a) the Borrower shall pay all accrued interest on the Principal Amount being paid to the date of the prepayment and, in the case of prepayments in full, all fees, charges, costs, expenses and other amounts then due hereunder; and (b) such Principal Amount of a LIBOR Rate Loan shall only be prepaid on the last Business Day of the then current Interest Period with respect thereto. In its notice, the Borrower shall specify the date and amount of the prepayment. In the event that any prepayment of the Principal Amount of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrower shall indemnify the Lender therefore as provided in this Note.

          b. In the event that Borrower makes a prepayment and does not specify in its notice of prepayment whether the prepayment is to be applied to a LIBOR Rate Loan or a Prime Rate Loan, then Lender shall apply such prepayment in such order as Lender in its sole discretion shall determine.

     17. Events of Default. The Borrower agrees that the occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. Reference is hereby made to the Loan Agreement for the other terms and conditions relating to the loan evidenced by this Note which are incorporated in this Note by reference. Upon demand of the amounts due hereunder by the Lender or upon the occurrence of any Event of Default, the availability of advances hereunder shall, at the option of the Lender, be automatically terminated and the Lender, at its option, may declare all advances outstanding hereunder, together with accrued interest thereon and all applicable late charges, other amounts due under this Note and all other liabilities and obligations of the Borrower to the Lender to be immediately due and payable, whereupon the same shall become immediately due and payable; all of the foregoing without demand, presentment, protest or notice or any kind, all of which are hereby expressly waived by the Borrower. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Upon the occurrence of any Event of Default, without in any way affecting the Lender's other rights and remedies, or after maturity or judgment, the interest rate applicable to the outstanding principal balance of this Note shall automatically change without notice to a floating per annum rate equal to two percentage points (2.0%) above the otherwise applicable rate.

     18. Lien and Right of Setoff. The Borrower hereby gives the Lender a right of setoff for all liabilities arising hereunder upon and against all the deposits, credits and property of Borrower now or hereafter in the possession, custody, safekeeping or control of the Lender or in transit to it. Lender may, upon the occurrence of an Event of Default, without notice and without first resorting to any collateral which may now or hereafter secure this Note, apply or set off the same, or any part thereof, to any liability of the Borrower, even though unmatured.

     19. No Waiver. Failure by the Lender to insist upon the strict performance by Borrower of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Lender shall retain the right thereafter to insist upon strict performance by the Borrower of any and all terms and provisions of this Note or any agreement securing the repayment of this Note.

     20. Governing Law. This Note shall be governed by the laws of the State of Connecticut.

     21. Prejudgment Remedy and Other Waivers. THE BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, AND FURTHER, WAVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATION. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     22. Jury Waiver. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE LENDER'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed this 4th day of June, 1997.

                                                     ZYGO CORPORATION

                                                     By /s/ MARK J. BONNEY
                                                        -----------------------
                                                     Title: Vice President